As filed with the Securities and Exchange Commission on September 20, 2005

File No. 333-126650

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ECHO HEALTHCARE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	56-2517815
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8000 Towers Crescent Drive
Suite 1300
Vienna, Virginia 22182
(703) 448-7688

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joel Kanter
8000 Towers Crescent Drive
Suite 1300
Vienna, Virginia 22182
(703) 448-7688

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard H. Miller, Esq. Michael J. Delaney, Esq. Powell Goldstein LLP 1201 West Peachtree Street, NW Suite 1400 Atlanta, Georgia 30309 (404) 572-6600 Facsimile: (404) 572-6999	Douglas S. Ellenoff, Esq. Jody R. Samuels, Esq. Ellenoff Grossman & Schole LLP 370 Lexington Avenue New York, NY 10017 (212) 370-1300 Facsimile: (212) 370-7889

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

Calculation of Registration Fee

Title of Each Class of Security to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, .0001 par value, and one Warrant (2)	10,781,250	$8	$86,250,000	$10,152
Shares of Common Stock included as part of the Units (2)	10,781,250	—	—	— (3)
Warrants included as part of the Units (2)	10,781,250	—	—	— (3)
Shares of Common Stock underlying the Warrants included in the Units (4)	10,781,250	$6	$64,687,500	$7,614
Representative’s Unit Purchase Option	1	$100	$100	$0
Units underlying the Representative’s Unit Purchase Option (“Representative’s Units”) (4)	468,750	$10	$4,687,500	$552
Shares of Common Stock included as part of the Representative’s Units (4)	468,750	—	—	— (3)
Warrants included as part of the Representative’s Units (4)	468,750	—	—	— (3)
Shares of Common Stock underlying the Warrants included in the Representative’s Units (4)	468,750	$6	$2,812,500	$332
Total			$158,437,600	$18,650

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 1,406,250 Units and 1,406,250 shares of Common Stock and 1,406,250 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

(3)	No fee pursuant to Rule 457(g).

(4)	Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued as a result of the anti-dilution provisions contained in the Warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 amends and supplements the Registration Statement on Form S-1 (No. 333-126650) initially filed with the Securities and Exchange Commission on July 15, 2005 and amended on August 25, 2005 and September 13, 2005 (the “Registration Statement”) by Echo Healthcare Acquisition Corp. (the “Company”) relating to an initial public offering of 9,375,000 units of the Company (along with an additional 1,406,250 units if the underwriters exercise their over-allotment option), consisting of one share of common stock of the Company (“Common Stock”) and one warrant to purchase one share of Common Stock. Terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

The sole purpose of this Amendment No. 3 is to amend and restate Item 16 of Part II of the Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.
1.2	Form of Selected Dealers Agreement. **
3.1	Certificate of Incorporation.**
3.2	By-laws.**
4.1	Specimen Unit Certificate.**
4.2	Specimen Common Stock Certificate.**
4.3	Specimen Warrant Certificate.**
4.4	Form of Warrant Agreement between Corporate Stock Transfer, Inc. and the Registrant. **
5.1	Opinion of Powell Goldstein LLP. **
10.1	Form of Investment Management Trust Agreement between Corporate Stock Transfer, Inc. and the Registrant.**
10.2	Form of Stock Escrow Agreement between the Registrant, Corporate Stock Transfer, Inc. and the Existing Stockholders.**
10.3	Form of Registration Rights Agreement among the Registrant and the Existing Stockholders.**
10.4	Form of Restated Unit Option Purchase Agreement between the Registrant and Roth Capital Partners, LLC.
10.5	Form of Warrant Purchase Agreement by and between the Registrant, Joel Kanter and Roth Capital Partners, LLC.**
10.6	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Eugene A. Bauer.**
10.7	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Gary A. Brukardt.**
10.8	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Gene E. Burleson.**
10.9	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Alastair Clemow.**
10.10	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Joel Kanter.**
10.11	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Richard Martin.**
10.12	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Kevin Pendergest.**
10.13	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Windy City, Inc.**
10.14	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Chicago Investments, Inc.**
10.15	Office Services Agreement between the Registrant and Windy City, Inc.**
10.16	Promissory Note, dated June 23, 2005, issued to Gene E. Burleson in the amount of $25,000.**
10.17	Promissory Note, dated July 8, 2005, issued to Windy City, Inc. in the amount of $25,000.**
10.18	Promissory Note, dated July 11, 2005, issued to Kevin Pendergest in the amount of $22,500.**
10.19	Promissory Note, dated July 15, 2005, issued to Richard Martin in the amount of $25,000.**
10.20	Promissory Note, dated July 22, 2005, issued to Alastair Clemow in the amount of $15,000.**
10.21	Promissory Note, dated July 28, 2005, issued to Gary A. Brukardt in the amount of $10,000.**
14.1	Code of Ethics and Conduct.**
23.1	Consent of Eisner LLP. **
23.2	Consent of Powell Goldstein LLP (included in Exhibit 5.1). **
24	Power of Attorney.**

*	To be filed by amendment.

**	Previously filed.

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SIGNATURE

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 3 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vienna, State of Virginia, on the 20 th day of September, 2005.

Echo Healthcare Acquisition Corp.

By: /s/ Joel Kanter Name: Joel Kanter Title: President and Secretary

Pursuant to the requirements of the Securities Act, this Amendment No. 3 to Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
* Gene E. Burleson	Chairman and Chief Executive Officer	September 20 , 2005
/s/ Joel Kanter Joel Kanter	President, Secretary and Director (Principal Executive Officer)	September 20 , 2005
* Kevin Pendergest	Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	September 20 , 2005
* Eugene A. Bauer	Director	September 20 , 2005
* Gary A. Brukardt	Director	September 20 , 2005
* Alastair Clemow	Director	September 20 , 2005
* Richard Martin	Director	September 20 , 2005

*	By Joel Kanter, Power of Attorney

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